SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): December 31, 2004

Great Plains Ethanol, LLC

(Exact name of Registrant as specified in its charter)

South Dakota	333-56368	46-0459188
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

27716 462nd Avenue Chancellor, South Dakota		57015
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (605) 647-0040

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.         Entry into a Material Definitive Agreement

On December 31, 2004, Great Plains Ethanol, LLC (“Great Plains”) entered into a trading service agreement with Alerus Securities Corporation, a broker-dealer based in Grand Forks, North Dakota.   The purpose of this agreement is to facilitate the trading by persons of Great Plains’ Class A and Class C capital units through a qualified matching service, as defined by the Internal Revenue Service, using Alerus Securities Corporation’s registered Alternative Trading System with the S.E.C. The term of the agreement begins on January 1, 2005 and ends on December 31, 2006.  Great Plains agreed to pay an initial set-up fee of $5,000.00 and, except for the 2005 year, an annual maintenance fee of $5,000.00.  In addition, any seller of capital units is assessed a fee by Alerus Securities Corporation of 3.0% of the sale price for each trade, the minimum fee being $250.00 per trade and the maximum fee being $2,500.00 per trade.  Persons interested in purchasing and selling Great Plains’ capital units can begin trading on January 3, 2005.  A copy of this agreement is filed as an exhibit.

Item 1.02.         Termination of a Material Definitive Agreement

On December 31, 2004, in connection with Great Plains’ entry into a new trading service agreement described in Item 1.01 above, Great Plains terminated its trading service agreement with Variable Investment Advisors, Inc., a broker-dealer based in Sioux Falls, South Dakota. Variable Investment Advisors, Inc. operates a registered Alternative Trading System with the S.E.C., which facilitated the trading by persons of Great Plains’ Class A and Class C capital units. Great Plains terminated its agreement with Variable Investment Advisors after completing a review of Alerus Securities Corporation’s Alternative Trading System and based on the needs of Great Plains’ members.

Item 9.01.         Financial Statements and Exhibits

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibit No.	Description

	10.1	Trading Service Agreement dated December 31, 2004

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREAT PLAINS ETHANOL, LLC

Dated: January 3, 2005	By:	/s/ Rick Serie
Rick Serie, Chief Executive Officer